EXHIBIT 4.B(2)


EXHIBITS, SCHEDULES, AND OTHER CLOSING DOCUMENTS NOT FILED WITH THIS 10-Q FOR THE QUARTER ENDED MAY 31, 1994

    The contents of all exhibits, schedules, and other closing documents referenced in and not filed with the Credit Agreement for Farmland Industries, Inc. dated May 19, 1994, are identified below. A copy of any omitted exhibits, schedules, or other closing documents will be furnished to the Security and Exchange Commission upon request.

                                    EXHIBITS

    Exhibit A, referenced in Section 2.12, is a specimen copy of a Line of Credit Note.

    Exhibit B, referenced in Section 2.12, is a specimen copy of a Swing Line Note.

    Exhibit C, referenced in Section 2.12, is a specimen copy of a Revolving Credit Note.

    Exhibit D, referenced in Section 2.12, is a specimen copy of a Bid Rate
    Note.

    Exhibit E, referenced in Section 2.06, is a specimen copy of a Committed Loan Borrowing Notice.

    Exhibit F, referenced in Section 2.08, is a specimen copy of a Bid Rate Quote Request.

    Exhibit G, referenced in Section 2.08, is a specimen copy of a Bid Rate
    Quote.

    Exhibit H, referenced in Section 2.08, is a specimen copy of a Bid Rate Notice of Borrowing.

    Exhibit I, referenced in Section 4.01(5), is the Form of Opinion of Robert Terry, general counsel for Borrower.

    Exhibit J, referenced in Section 1.01, contains certain unaudited financial information summaries, Consolidated Balance Sheet, and Debt Covenant Compliances as of January 31, 1994.

    Exhibit K, referenced in Section 1.01, is a specimen copy of an Assignment and Assumption Agreement.

                                    SCHEDULES

    Schedule 1.01A, referenced in Section 1.01, is a schedule, as of May 31, 1994, of the present value of lease commitments excluded from funded debt.

    Schedule 1.01B, referenced in Section 1.01, is a schedule of existing subordinated indentures.

    Schedule 1.01C, referenced in Section 1.01, is a schedule of restricted subsidiaries as of the Closing Date.

    Schedule 3.04, referenced is Section 3.04, is a schedule of outstanding Letters of Credit as of the Closing Date.

    Schedule 5.04, referenced in Section 5.04, is a reference to Litigation, footnote #7 and such other information disclosed in Borrower's Form 10-K dated August 31, 1993, and footnote #3 in Borrower's Form 10-Q dated February 28, 1994.

    Schedule 5.07, referenced in Section 5.07, is a reference to Taxes, footnote #7 in Borrower's Form 10-K dated August 31, 1993, and footnote #3 in Borrower's Form 10-Q dated February 28, 1994.

    Schedule 5.08, referenced in Section 5.08, is a schedule of ERISA information.

    Schedule 5.14, referenced in Section 5.14, is a schedule of Partnerships and Joint Ventures of Farmland Industries, Inc.

    Schedule 7.10, referenced in Section 7.10, is a schedule of Investments as of March 31, 1994.

    Schedule 11.15, referenced in Section 11.15, is a schedule of Consents and Terminations of Credit Facilities.

                             OTHER CLOSING DOCUMENTS

    Copy of Secretary's Certificate of the Borrower, By-Laws of the Borrower and Resolutions of the Borrower related to this Credit Agreement

    Copy of Incumbency and Signature Certificate of the Borrower

    Copy of Certificate of Good Standing of the Borrower from the State of Kansas

    Copy of Swing Line Note with:
        The National Bank for Cooperatives

    Copy of Line of Credit Notes with:
        The National Bank for Cooperatives
        RABOBANK NEDERLAND
        ABN AMRO Bank N.V.
        The Bank of Nova Scotia
        Boatman's First National Bank of Kansas City
        The Chase Manhattan Bank, N.A.
        Commerce Bank of Kansas City, N.A.
        NBD Bank, N.A.

    Copy of Revolving Credit Notes with:
        The National Bank for Cooperatives


        RABOBANK NEDERLAND
        ABN AMRO Bank N.V.
        The Bank of Nova Scotia
        Boatman's First National Bank of Kansas City
        The Chase Manhattan Bank, N.A.
        Commerce Bank of Kansas City, N.A.
        NBD Bank, N.A.

    Copy of Bid Rate Notes with:
        The National Bank for Cooperatives
        RABOBANK NEDERLAND
        ABN AMRO Bank N.V.
        The Bank of Nova Scotia
        Boatman's First National Bank of Kansas City
        The Chase Manhattan Bank, N.A.
        Commerce Bank of Kansas City, N.A.
        NBD Bank, N.A.

    Copy of Opinion of Counsel for Borrower

    Copy of the Officer's Certificate

    Schedule I, referenced in Exhibit I and the Opinion of Counsel for Borrower, is a schedule of the Bank parties.